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                                                                      EXHIBIT 99

K-TEL INTERNATIONAL, INC.
2605 Fernbrook Lane North
Minneapolis, MN 55447-4736
(612) 559-6800
CONTACT: Steven Kahn, CFO

FOR IMMEDIATE RELEASE

                      K-TEL INTERNATIONAL ADVISED BY NASDAQ



MINNEAPOLIS, MN - MAY 9, 2000 - K-tel International, Inc. (NASDAQ: KTEL) announced that it has been advised by NASDAQ that it no longer meets the minimum $50,000,000 market capitalization or total assets and total revenue requirements for continued listing on the Nasdaq National Market and its Staff is reviewing the Company's eligibility for continued listing.

"This letter is the first step in a process" stated Philip Kives, Chairman and Chief Executive Officer. "We will be reviewing with the Nasdaq Staff our plan to achieve and sustain compliance with Nasdaq National Market listing requirements."

K-tel International, Inc. is a vertically integrated developer, marketer, and distributor of entertainment and consumer products worldwide. The Company markets its product lines through the Internet, and to retailers, wholesalers, distributors, or licensees throughout the world. K-tel has two Internet Web sites, (www.ktel.com) in the U.S. and (www.ktel.de) in Germany. Ktel.com features 250,000 music titles, custom CDs and 35,000 home video titles, consumer products, and an auction site. K-tel has active operations in the United States, United Kingdom and Germany.


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INFORMATION IN THIS NEWS RELEASE OF A NON-HISTORICAL NATURE RELATES TO FUTURE
EVENTS AND RESULTS OF THE COMPANY (INCLUDING CERTAIN PROJECTIONS AND BUSINESS TRENDS) THAT ARE "FORWARD-LOOKING STATEMENTS" AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THE USE OF TERMINOLOGY SUCH AS "BELIEVE," "MAY," "EXPECT," "ANTICIPATE," " ESTIMATE," OTHER VARIATIONS THEREOF OR COMPARABLE TERMINOLOGY MAY IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS AND PERFORMANCE MAY DIFFER MATERIALLY FROM EXPRESSED FORWARD LOOKING STATEMENTS BECAUSE OF CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, CHANGES IN POLITICAL AND ECONOMIC CONDITIONS, DEMAND FOR AND MARKET ACCEPTANCE OF NEW AND EXISTING PRODUCTS, THE IMPACT FROM COMPETITION FOR INTERNET CONTENT, MERCHANDISE AND RECORDED MUSIC, DEPENDENCE ON STRATEGIC ALLIANCE PARTNERS, SUPPLIERS AND DISTRIBUTORS, MARKET ACCEPTANCE OF THE INTERNET FOR COMMERCE AND AS A MEDIUM FOR ADVERTISING, TECHNOLOGICAL CHANGES AND DIFFICULTIES, AVAILABILITY OF FINANCING AND OTHER RISKS DISCUSSED IN THE COMPANY'S 10-K REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS.

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